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Exhibit 4.2

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

        THIS SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of        December 2002, between ACCPAC International, Inc., a Delaware corporation (the "Company"), and the person listed in Schedule 1, Part 1.

        WHEREAS, the Holders are selling their shares in eWare Limited, a private company formed with limited liability under the laws of the Republic of Ireland, to the Company pursuant to the terms of Share Purchase Agreements dated the date of this Agreement, among the Company and the Holders (the "Purchase Agreements") and as part of the consideration for the purchase of such shares the Company is issuing to the Holders shares of common stock of the Company, par value $0.01 (the "Common Stock") and to the person listed in Schedule 1, the number set out opposite its name in Schedule 1, subject to the terms of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1.    Definitions and Interpretation

  1.1
  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

  1.2
  "Completion" has the meaning set forth in the Purchase Agreements.

  1.3
  "IPO" means the initial public offering of the Common Stock.

  1.4
  "Investor" means any of the Holders set forth in Schedule 1 Part 2."

  1.5
  "Investor Group" means any company which from time to time is a subsidiary of an Investor or a holding company of an Investor or a subsidiary of any such holding company and any fund, investment company and/or partnership for the time being owned or controlled or managed by any of the parties referred to in this definition or any company for the time being owning, controlling or managing any such party or (in the case of a partnership in which any of such parties is the general partner) on and after termination date only of any such fund all of the partners in or of any such partnership or any nominee of such parties, legal entities or persons listed above including any of their successors and assigns;

  1.6
  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

  1.7
  "Holders" means the person whose name and address is set out in Schedule 1 and any other person who has sold shares in eWare Limited and acquired Registrable Securities or a subsequent transferee of any Registrable Securities, each a Holder.

  1.8
  "Registrable Securities" means the shares of Common Stock issued or issuable to the Holders pursuant to the Purchase Agreements, and any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued pursuant to a Purchase Agreement as) a dividend or other distribution with respect to or in replacement of any shares of Common Stock, but shall not include any Registrable Securities which have been purchased or redeemed by the Company, provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (b) upon any sale in any manner to a person or entity in violation of the terms of this Agreement, or (c) at such time as the holder of such shares may sell all such shares pursuant to Rule 144 in any three-month period.

  1.9
  "Regulation S" means Regulation S promulgated under the Securities Act.

  1.10
  "SEC" means the Securities and Exchange Commission of the United States of America.

  1.11
  "Securities Act" means the U.S. Securities Act of 1933, as amended.

2.    Issue of Registrable Securities

  2.1
  Subject to the terms and conditions of this Agreement, the Company is issuing the Common Stock to the Holders as set forth in Section 3 of the Purchase Agreements.

  2.2
  Each certificate representing the Registrable Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws for so long as such legend is required by any such law):

      THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR ANOTHER EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR OTHER AVAILABLE EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SHARES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SUCH SHARES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

      HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT WITH RESPECT TO AN INITIAL PUBLIC OFFERING OF THE COMPANY FILED UNDER THE SECURITIES ACT AND TO FURTHER RESTRICTIONS, AS SET FORTH IN A SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD AND OTHER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

  2.3
  At the request of a Holder, the Company shall be obligated to promptly re-issue certificates without the specified legends if the Holder shall have (a) obtained, at such Holder's expense, an opinion of counsel reasonably acceptable to the Company (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without such registration or qualification, and (b) delivered such securities to the Company or its transfer agent for such purpose.

3.    Holders' Representations.

  3.1
  Each Holder severally acknowledges that it is not a "U.S. person", as such term is defined in Rule 902(k) of Regulation S, the text of which is attached hereto as Annex A-1.

  3.2
  Each Holder is acquiring the Registrable Securities for investment for its own account and not for the account or benefit of any U.S. person (as defined in Section 902(k) of Regulation S), and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act.

  3.3
  Each Holder is, at the time it executes and delivers this Agreement, outside the United States of America within the meaning of Rule 903 of Regulation S.

  3.4
  Each Holder severally represents and warrants to the Company that it has accurately completed the Company's investor questionnaire, the responses to which are incorporated by reference herein, and it either (i) is an "accredited investor" within the meaning of Regulation D under the Securities Act, the text of which is attached hereto as Annex A-2, (ii) experienced in evaluating the risks and merits of making equity investments in companies or (iii) has consulted with a purchaser representative in connection with the transaction.

  3.5
  Each Holder severally agrees that it and each of its affiliates has not entered and will not prior to the first anniversary of Completion enter into any contractual arrangement with respect to the distribution of the Consideration Stock except for (i) any such arrangements with the other Holders, affiliates of the other Holders or members of the Investor Group, (ii) in accordance with the terms of this Agreement (including Section 2.3 hereof) or (iii) with the prior written consent of the Company.

4.    Restricted Securities.

  4.1
  The Registrable Securities have not been, and will not be, except as set forth herein, registered under the Securities Act and any state securities laws by reason of a specific exemption from the registration provisions therefrom which depends upon, among other things, the accuracy of the Holder's representations herein.

  4.2
  The shares of Common Stock comprising the Registrable Securities are "restricted securities" under Rule 144 under the Securities Act ("Rule 144") and similar state securities or blue sky laws and regulations and that, pursuant to such laws and regulations, the Holder must hold such securities indefinitely unless they are registered with the SEC and qualified by state authorities, or exemptions from such registration and qualification requirements are available. Except as set forth herein, the Company has no obligation to register or qualify the Registrable Securities for resale.

  4.3
  Any resale of the Registrable Securities must be made in accordance with Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from such registration; provided that any such transfer shall continue to be subject to the terms of this Agreement.

  4.4
  Each Holder shall not engage in any hedging transaction with regard to the Registrable Securities prior to the first anniversary of Completion unless such hedging is made in compliance with the Securities Act.

  4.5
  Prior to the first anniversary of Completion, (i) to the extent prohibited by Regulation S, each Holder and its affiliates shall not (and to date has not) directly or indirectly, nor shall any person acting on its or their behalf, have engaged or engage in any directed selling efforts with respect to the Registrable Securities, (ii) each Holder, its Affiliates and all persons acting on its or their behalf shall comply (and as of the date hereof has complied) with the applicable offering restrictions requirements of Regulation S, and (iii) at or prior to confirmation of sale of the Registrable Securities, other than a sale pursuant to Rule 144A, each Holder and its Affiliates will, to the extent required by Regulation S, send to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Registrable Securities from it a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until [insert date that is one year after the later of the date of the commencement of the offering and the Completion], except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

    Terms used in this Section 4.5 have the meanings given to them by Regulation S.

  4.6
  No public market now exists for any of the securities issued by the Company. The Company has made no assurances that a public market will ever exist for any Registrable Securities.

  4.7
  Notwithstanding anything to the contrary in this Agreement, pursuant to the requirements of Rule 903(b)(3)(iii)(B)(4) of Regulation S, the Company shall be entitled for the one year period following Completion to refuse to register any transfer of Registrable Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

  4.8
  No Holder may sell, distribute, transfer or otherwise dispose of any Consideration Stock on or before the first anniversary of the Completion Date, except under a registration statement in which such Registrable Securities are registered pursuant to Section 6 or pursuant to any other exemption under the Securities Act.

  4.9
  From and after the occurrence of an IPO, each Holder shall not, directly or indirectly, without the prior written consent of the Company or the managing underwriter of the IPO, if applicable, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any Registrable Securities or any securities convertible into, or exercisable or exchangeable for, Registrable Securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Registrable Securities or any securities convertible into, or exercisable or exchangeable for, Registrable Securities (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by the undersigned on the date hereof or hereafter acquired such Holder as of Completion, for 180 days after the effective date of the registration statement for such IPO, if any.

  4.10
  Each Holder shall execute a lock up agreement on terms substantially similar to Section 4.9 in substantially the form attached hereto as Annex A-3.

  4.11
  Any sales of Registrable Securities (except pursuant to a registration statement) made by a Holder during the 90-day period commencing on the conclusion of the 180-day period referenced in Section 4.9 shall be made through RBC Capital Markets or such other broker designated in writing by the Company.

  4.12

5.    Company's Warranties

  5.1
  To induce the Holders to enter into this Agreement and to subscribe for the Registrable Securities, the Company represents and warrants to the Holders that, as of the date hereof and as of Completion, the statements contained in Schedule 2 are true and correct in all material respects.

6.    Piggyback Registration Rights

  6.1
  If the Company at any time proposes or determines to register any of the Company's securities for its own account or the account of any security holder thereof (other than in relation to its IPO or a registration relating solely to a dividend reinvestment plan, employee stock option, stock purchase, benefit or similar plan or a registration relating solely to a corporate reorganization, acquisition, merger or other transaction on Form S-4 or similar forms that may be promulgated by the SEC in the future), then the Company will:

  (a)
  promptly give to each Holder written notice thereof at least 20 days before filing any such registration statement (the "Registration Notice"); and

  (b)
  subject to Section 6.3, use its commercially reasonable efforts to include in such registration (and any related qualification under state securities or blue sky laws and regulations or other compliance), all the Registrable Securities specified in a written notice or notices, made by any one or more Holders and received by the Company within 10 days after the Registration Notice is sent by the Company. Such written requests may specify any and all shares of the Registrable Securities held by Holder. If a Holder decides not to include all of the Registrable Securities held by each such Holder in such registration statement, or has any Registrable Securities withdrawn pursuant to Section 6.3, then such Holder shall continue to have the right to include any Registrable Securities held by it in any subsequent registration statement as may be filed by the Company with respect to offerings of the Registrable Securities, all upon the terms and conditions set forth herein.

  6.2
  If the Registration Notice relates to a registered public offering involving an underwriting, then such Registration Notice provide reasonably detailed disclosure of such fact and of the terms and conditions of the proposed offering. In such event, the right of any Holder to have its Registrable Securities included in the registration pursuant to this Section 6 shall be conditioned upon such Holder's participation in such underwriting on the same terms and conditions as the securities otherwise being sold through underwriters and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

  6.3
  Notwithstanding anything to the contrary in Section 6.1 or 6.2, in the case of an underwritten offering, if the underwriters' representative advises the Company in good faith and in writing (which notice the Company, in turn, shall promptly provide to all Holders requesting registration) that it is of opinion that the total number of shares to proposed to be included in such offering is an amount that will adversely affect the marketing of such offering and therefore that a limitation on the number of shares to be underwritten is necessary, then the number of shares of the Company's securities to be included in the offering shall be reduced to the required level pursuant to this Section. In such case, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Company for securities being sold for the Company's own account, second, to any holders (other than any officer or director of the Company that are not Holders), pro rata, of securities who shall have exercised demand registration rights with respect to their securities to be included in such registration and offering, third, to Computer Associates International, Inc., fourth, among the Holders pro rata in proportion to the amount of Registrable Securities specified under Section 6.1(b) (including Holders which become Affiliates of the Company), and fifth, among any Affiliates of the Company that are not Holders. If any Holder does not agree to the terms of any such underwriting, then such Holder shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration and remain Registrable Securities with respect to future registrations of securities of the Company. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

  6.4
  If any Registrable Securities are excluded because a Holder does not agree to the terms of any such underwriting, then the Company shall offer to all Holders who have retained the right to include Registrable Securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the Holders requesting additional inclusion pro rata in proportion to the amount of Registrable Securities specified by such Holders under Section 6.1(b).

  6.5
  The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Section 6 before the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration; provided that it shall provide notice of any such termination as soon as reasonably practicable.

  6.6
  If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1(b), the Company shall as promptly as practicable:

6.6.1	prepare, file and use its reasonable best efforts to cause to become and continuously remain effective for the Registration Period (as defined below) a registration statement on the appropriate form promulgated for such purpose under the Securities Act relating to the resale of the Registrable Securities to be offered;
6.6.2
prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until [the earlier of (a)] such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement [and (b) the expiration of six months after such registration statement becomes effective] (the "Registration Period");
6.6.3
furnish to each Holder and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), and any other prospectus filed under Rule 424 of the Securities Act, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as such Holder or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;
6.6.4
use reasonable commercial efforts to register or qualify all Registrable Securities covered by such registration statement under the state securities or blue sky laws and regulations of such U.S. jurisdictions as any Holder or any underwriter to such Registrable Securities shall request reasonably, and use its reasonable commercial efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its registered Registrable Securities covered by such registration statement; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction;

6.6.5
(a) use its reasonable commercial efforts, in the event of an underwritten offering, to cause outside counsel for the Company of nationally recognized U.S. standing to deliver a copy of its opinion addressed to each of the underwriters and dated the date of the closing under the underwriting agreement (if any) or, if such offering is not underwritten, dated the effective date of the registration statement covering substantially the same matters with respect to the registration statement and the prospectus included therein as are customarily covered (at the time of such registration) in the opinion of issuer's counsel delivered to the underwriters in comparable underwritten public offerings, and (b) use its reasonable commercial efforts to obtain from its independent public accountants to provide a "cold comfort" letter signed by such accountants who shall have audited the financial statements of the Company included in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in accountants' letters delivered to underwriters in comparable underwritten public offerings of securities, including, without limitation, with respect to events subsequent to the date of such financial statements, and providing substantially that such accountants are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, without qualification, the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters or Holders may reasonably request (and promptly provide a copy of any such letter to the Underwriter or Holder if permitted by such accountant);

6.6.6
notify the Holders and the underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a prospectus supplement or post-effective amendment has been filed in connection with such registration, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event that makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a registration statement, prospectus or any such document so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;
6.6.7
if reasonably requested by the Holders holding 75% or more of the Registrable Securities or the lead or managing underwriters, use its reasonable commercial efforts to list all such registered shares of Common Stock covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of the Company is then listed;
6.6.8
to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of the Company to attend any "road shows" scheduled in connection with any such underwritten offering, with all out-of-pocket costs and expense incurred by the Company or such officers in connection with such attendance to be paid by the Company;
6.6.9
make available to any Holder that is a "control person" within the meaning of the Securities Act, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by any Holder that is a "control person" or underwriter, all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, subject to a customary confidentiality agreement.
6.6.10
furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 6.1(b) unlegended certificates representing ownership of the registered Registrable Securities being sold in such denominations as shall be requested by the Holders or the underwriters;

6.6.11
permit any Holder that, in the reasonable judgment of such Holder, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel and counsel for the Company should be included;
6.6.12
use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and not to file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least two business days prior to the filing thereof; and
6.6.13	provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number not later than the effective date of such registration statement.

  6.7
  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

  6.8
  The Holders shall, upon request, furnish to the Company such reasonable information regarding themselves, the Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

  6.9
  If the Company has delivered a prospectus to the Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holders and, if requested, the Holders shall immediately cease making offers of Registrable Securities and return all prospectuses in their possession to the Company; provided that if such amendment is required by the need for a technical amendment or supplement to the registration statement or the prospectus forming a part thereof, the Company shall promptly file such required amendments or supplements as shall be necessary for the disposition of the Registrable Securities to recommence promptly. In the event that, in the judgment of Board of Directors of the Company it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed that would otherwise be required in the Registration Statement or prospectus and as to which the Company believes premature public disclosure would be detrimental to the Company, the Company shall notify the Holders to such effect, and, upon receipt of such notice, the Holders shall immediately discontinue any sales of Registrable Securities pursuant to such registration statement until the Holders have received copies of a supplemented or amended prospectus or until the Holders are advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided that the Company shall not be entitled to exercise its right to block such sales or suspend use of such prospectus more than three times (not to exceed 60 days each) during the effectiveness of the Registration Statement nor more than one time (not to exceed 60 days) in any six-month period. The Company shall promptly provide the Holders with revised prospectuses and, following receipt of the revised prospectuses, the Holders shall be free to resume making offers of the Registrable Securities.

  6.10
  With respect to a particular registration (or proposed registration) hereunder, the Company shall pay any and all expenses incident to performance of or compliance with any registration of securities pursuant to this Agreement, including (a) the fees, disbursements and expenses of the Company's counsel and accountants and the reasonable fees and expenses (not to exceed US$10,000 unless any Holder is a "control person" within the meaning of the Securities Act) of one counsel selected by the Holders holding a majority of the Common Stock to be included in such registration in accordance with this Agreement in connection with the registration of the securities to be disposed of; (b) all expenses related to the opinion of Company counsel and the "cold comfort" letter issued by the Company's independent public accountants; (c) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (d) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (e) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities or blue sky laws and regulations, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc., or other similar organization, of the terms of the sale of the securities to be disposed of; (g) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (h) all security engraving and security printing expenses; (i) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system, (j) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, which will be paid by each Holder, and (k) other reasonable out-of-pocket expenses of the Holders other than legal fees and other fees and expenses referred to in clause (a) above. Notwithstanding the foregoing, each Holder and the Company shall be responsible for its own internal administrative and similar costs.

  6.11
  With respect to any Registration Statement filed pursuant to this Section 6, the Company, to the extent permitted by law, shall indemnify and hold harmless each Holder of such Registrable Securities, each underwriter of Registrable Securities so offered and each individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity (each a "Person"), if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, subsidiaries, Affiliates, employees and agents (collectively, the "Representatives") of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages (but not consequential or incidental damages), to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfil any undertaking or covenant included in the registration statement or under applicable law and the Company will, as incurred, reimburse such Holder, each such Person and Representative for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such action, proceeding or claim; provided that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to a Holder furnished in a written instrument duly executed by such Holder to the Company and stated to be specifically for use in the registration statement (or in any preliminary or final prospectus included therein), or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction or any amendment thereof or supplement thereto and not corrected by the Holder in writing; and provided further that the foregoing indemnity shall not inure to the benefit of any Holder, underwriter or other Person to the extent that a prospectus (as then amended or supplemented) relating to such securities was required by law to be delivered to the person asserting a claim against such Holder, underwriter or other Person and such Holder, underwriter or other Person failed to send or give to such claimant a copy of the prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to such Holder, underwriter or other Person and if the prospectus (as then amended or supplemented) would have cured the defect giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any underwriter and shall survive the transfer of the Registrable Securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Holders or any underwriter of the Registrable Securities or any controlling Person of the foregoing and the Representatives of each of the foregoing.

  6.12
  With respect to any Registration Statement filed pursuant to this Section 6, each Holder, by exercising its registration rights hereunder, agrees severally and not jointly, to the extent permitted by law, to indemnify and hold harmless the Company, each other underwriter who participates in such offering, each other Holder with securities included in such offering, each Person, if any, who controls the Company within the meaning of the Securities Act and any Representatives thereof, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages (but not consequential or incidental damages), to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Holder, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Holder or alleged omission by such Holder of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from information relating to such Holder furnished in a written instrument duly executed by such Holder to the Company and stated to be specifically for use in the registration statement (or in any preliminary or final prospectus included therein), or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction or any amendment thereof or supplement thereto and not corrected by the Holder in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any underwriter and shall survive the transfer of such securities. The foregoing indemnity is in addition to any liability which any Holder or underwriter, as the case may be, may otherwise have to the Company, or controlling persons and the Representatives of each of the foregoing. Notwithstanding the foregoing, no Holder shall be liable or required to indemnify the Company in the aggregate for any amount in excess of the net amount received by the Holder from the sale of the Registrable Securities, to which such loss, claim, damage or liability relates.

  6.13
  Each party indemnified under Section 6.11 or 6.12 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in Section 6.11 or 6.12 except to the extent the indemnifying party is actually prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defence thereof with counsel satisfactory to the indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defence of such claim or action, the indemnifying party shall not be liable to the indemnified party under Section 6.10 or 6.11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defence thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defence of such claim or action, it is understood that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties. Any indemnifying party against whom indemnity may be sought under Section 6.10 or 6.11 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

  6.14
  If the indemnification provided for in Section 6.11 or 6.12 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party or insufficient to hold harmless an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect (a) the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand or (b) if the allocation provided by clause (a) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Clause 6.12, the relative benefits and the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party and the indemnified party shall be deemed to be in the same respective proportion as the net proceeds (before deducting expenses) of the offering received by such party (or, in the case of an underwriter, such underwriter's discounts and commissions) bear to the aggregate offering price of the Registrable Securities. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to in this Section 6.14 shall be deemed to include, for purposes of this Section 6.14, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder's obligations in this Section 6.14 to contribute are several in proportion to their sales of Registrable Securities, as the case may be, to which such loss relates and not joint, and in any event, no Holder shall be liable or required to contribute to the Company in the aggregate for any amount in excess of the net amount received by the Holder from the sale of its Registrable Securities in the registration statement to which such contribution relates.

  6.15
  Indemnification and contribution similar to that specified in the preceding Sections 6.11 through 6.14 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any state securities or blue sky laws and regulations or governmental authority.

  6.16
  The obligations of the parties under Section 6.11 through 6.15 shall be in addition to any liability which any party may otherwise have to any other party.

  6.17
  Each Holder acknowledges that it is not relying on any other Holder in making its investment or decision to invest in the Company. Each Holder agrees that no Holder nor the respective controlling person or Representative of any Holder shall be liable to any other Holder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions set forth in this Agreement. The obligations of the Holders in this Agreement are several only and not joint or joint and several.

  6.18
  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration described in Section 6.1 in priority to the Holders' Registrable Securities (for the avoidance of doubt it being permissible to provide subsequent holders with the right to be treated pari passu with the Holders for such purpose), except with Computer Associates International, Inc. or in connection with an acquisition of capital stock or assets by the Company (whether by stock or asset purchase or a merger.)

  6.19
  The rights to cause the Company to register the Registrable Securities may be assigned to a transferee or assignee of such securities in accordance with the terms of this Agreement provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

  6.20
  If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted pursuant to this Agreement shall continue with respect to such Common Stock as so changed.

  6.21
  With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the resale of the Registrable Securities without registration, the Company will: (a) at all times after 90 days after an IPO use reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration; and (b) at any time, at the request of any holder of Registrable Securities, make available to such holder and to any prospective transferee of such Registrable Securities the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

  6.22
  From and after the occurrence of an IPO, with a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the resale of the Registrable Securities without registration, the Company will use commercially reasonable efforts to become eligible, and use all commercially reasonable efforts to remain eligible to file registration statements on Form S-3 and do any and all other acts or things necessary or advisable to comply with applicable rules and regulations regarding Form S-3, including, but not limited to, making all filings required by the SEC and complying with any and all time limits in connection therewith.

7.    Rights of First Refusal

  7.1
  Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 7.3 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock which such Investor owns or may be issued upon conversion of securities which are convertible into Common Stock owned by such Investor immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion or exercise of any outstanding warrants, options, other securities and other rights which are convertible into or exercisable for Common Stock) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right; provided, in any case, that such Equity Security either (i) has preferential rights (as to dividend, voting, liquidation, conversion or redemption rights) to the shares of Common Stock held by the Investors or (ii) is issued at a price, prior to the end of the Call Option Period (as such term is defined in the Put and Call Option Agreements, of even date herewith, among this Company and certain of the Investors), of less than $9.00 per share, or thereafter, of less than $5.82 per share (each such amount as adjusted for any stock dividends, contributions, splits recapitalizations and the like).

7.2.1	If, after the date hereof, the Company proposes to issue or has issued, as the case may be, any Equity Securities, it shall (either before issuance or within 30 days of consummation of such issuance) give each Investor written notice of its intention, by delivery by an internationally recognised courier of such notice to the address of the Investor as set forth in Schedule I hereto, or such other address as may be notified to the Company describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue or has issued, as the case may be, the same. Each Investor shall have seven (7) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased; provided that all Investors shall pay for such Equity Securities in cash notwithstanding any other payment terms offered to the proposed purchasers. If the consideration in such transaction is paid in any property other than cash, the board of directors of the Company shall instruct an internationally recognised accountancy firm not acting or representing the Company to prepare a valuation of such property. The costs of such accounting firm in respect of such valuation shall be borne by the Company. Any Equity Securities issued to any Investor under this Section 7 shall be Registrable Securities under this Agreement and subject to the benefits and obligations of this Agreement and, in the case of any Equity Securities with preferential rights, to the additional benefits and obligations established with respect to those Equity Securities; provided that a new holding period shall begin on the date of issuance for purposes of determining the length of period an Investor has held any such Equity Securities. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale; provided that the Company and any such Investor shall use commercially reasonable efforts to cure any such potential violation, but the Company shall not be required to extend such offering beyond an additional 10 days to cure such potential violation.
  7.3
  The rights of first refusal established by this Section 7 shall have no application to any of the following Equity Securities:

  (a)
  shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other similar arrangements that are approved by the Board of Directors;

  (b)
  any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination in an arms-length transaction with an unrelated third party approved by the Board of Directors;

  (c)
  shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

  (d)
  shares of Common Stock issued pursuant to this Agreement or the Share Sale Agreements, of even date herewith among the Company and the Holders;

    (e)
    any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

    (f)
    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

    (g)
    shares of Common Stock issued upon the conversion of convertible securities which are outstanding as of the date of this Agreement or the issuance of which is subject to the provisions of this Section 7.

    Notwithstanding the foregoing, each Investor shall have the right to purchase its pro rata share of any sale or issuance by the Company of capital stock which has preferential rights (as to liquidation, dividends, voting or redemption) to its Common Stock, except for (i) any preferential Equity Securities issued under clause (e) of this Section or (ii) any preferential Equity Securities issued to any employee, officer or director of the Company pursuant to an employee benefit plan or arrangement. In no case, however, shall the Investors be granted demand registration rights.

8.    Change of Control

  8.1
  If a Person (an "Offeror") proposes to acquire at 50% or more of the issued and outstanding capital stock of the Company or of more than 50% of the total "voting power" of the issued and outstanding stock (whether by merger, consolidation, share exchange or other transfer of the Company's capital stock), or all or substantially all of the Company's assets (in either case, an "Offer"), and Computer Associates International, Inc., and the Company (only if its consent is required in respect of such Offer) agree to accept the Offer, each Holder shall (i) be included in such transaction by the Company and (ii) consent to and raise no objections to the Offer (or the process by which the Offer was obtained) and agrees, as applicable, to (i) vote all of its shares of capital stock in the Company (the "Shares") in favour of, and use its all commercially reasonable efforts to ensure, such acquisition, and (ii) sell all of its Shares to the Offeror, in each case on the terms and conditions contained in the Offer. Each Holder shall take all action necessary and desirable as reasonably directed by the Board of Directors of the Company in connection with the consummation of such transaction, including, without limitation, (i) the waiver of all dissenter's appraisal and other similar rights available to any such Holder under applicable law, and (ii) the execution of a purchase agreement containing representations and warranties not greater in scope than those made by an Investor in respect of the sale of shares in eWare Limited to the Company and set forth in their respective Share Purchase Agreements of even date herewith. Accordingly, each Holder's potential liability may be less but shall not be greater than that set forth in the respective Share Purchase Agreement of even date herewith between the Company and such Holder (it being subject always to the aforesaid limitation of the scope of representations and warranties). Costs incurred by Holders on their own behalf will not be considered costs of the transaction hereunder.

  8.2
  The obligations of the Holders under this Section 8.2 are subject to the satisfaction of the following conditions: (i) all Holders shall receive the same per Share amounts and forms of consideration (and in the same relative proportions if more than one form is received), provided that each Holder acknowledges that appropriate reduction will be made for the exercise price applicable to any exercisable stock warrants, options or other rights, and, if required by applicable law, appropriate tax withholdings; and provided, further, that if the consideration to be paid is not all cash, the purchaser shall have the option to purchase the Shares held by the Holders solely for equivalent cash and while paying other stockholders of the Company more than one form of consideration; (ii) if any Holder is given an option as to the form of consideration received, all Holders shall be given the same option; and (iii) any obligation of the Holders incurred in connection with a transaction under this Section 8 shall be apportioned among the Holders in proportion to the amount of consideration received by each Holder and, in any event, shall be limited to the amount of any proceeds received by such Holder (several, not joint, liability) unless such Holder agrees otherwise.

  8.3
  If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), any Holders who are not "accredited investors" (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any such Holder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such Holder declines to appoint the purchaser representative designated by the Company such Holder will appoint another purchaser representative (reasonably acceptable to the Company), and such Holder will be responsible for the fees of the purchaser representative so appointed.

9.    Financial Reports

  9.1
  The Company shall deliver to each of the Investors, at its written request

  (a)
  within 90 days after the end of each fiscal year of the Company, an audited income statement for such fiscal year, a copy of the audited balance sheet of the Company as of the end of such year and the related audited statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by the opinion of the Company's independent auditors thereon, which report shall state that such financial statements present fairly the financial position, results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles in effect in the U.S. ("GAAP"), except as otherwise stated therein, with prior years; and

  (b)
  within 45 days after the end of each fiscal quarter of each year, an unaudited income statement, the unaudited balance sheet of the Company and the related statements of operations, stockholders' equity and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by the chief financial officer of the Company as fairly presenting the financial position, results of operations and cash flows for the periods indicated in conformity with GAAP, except as otherwise stated therein, with prior period.

  9.2
  The requests for information set forth in clause 9.1 shall be made separately for each financial report and shall not be of a continuing nature requiring the Company to provide all reports for a future period. The obligations of the Company under this Section 9 are subject to the execution by a requesting Investor of the Company's standard nondisclosure agreement.

10.  Miscellaneous

  10.1
  This Agreement and the Schedules hereto, the Purchase Agreement entered into by the person named in Schedule 1 Part 1 and the Put and Call Option Agreement (if any) entered into between the person named in Schedule 1, Part 1 and the Company set forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties to this Agreement with respect to the Registrable Securities, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between them with respect to the Registrable Securities other than as set forth in this Agreement, the aforesaid Purchase Agreement entered into by the person named in Schedule 1, Part 1 and the aforesaid Put and Call Option Agreement (if any).

  10.2
  The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company, its successors and assigns, and each Holder and each Holder's executors and administrators, estate, heirs, personal and legal representatives, and transferees, direct and indirect, of the Registrable Securities; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

  10.3
  Any and all notices provided for in this Agreement shall be addressed (a) if to the Company, to the principal executive office of the Company and (b) if to the Holder, to the address of the Holder as set forth in Schedule 1 or such other address as may be notified by the Holder to the Company. All notices shall be in writing and shall be delivered by an internationally recognised courier and shall be deemed effectively given when the courier is given written verification of receipt by the recipient of the notice.

  10.4
  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if those invalid or unenforceable provisions were omitted.

  10.5
  This Agreement shall be construed and enforced in accordance with the law of the State of California.

  10.6
  Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Alameda County, California court or Federal court of the United States of America sitting in California, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such Alameda County, California court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law.

  10.7
  Each party irrevocably and unconditionally waives, to the fullest extent each of them may legally and effectively do so, any objection that either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Alameda County, California or Federal court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

  10.8
  Any amendment or modification of this Agreement must be written and signed by the Company and the Holders of 75% or more of the Registrable Securities to be valid. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of the Company or the Holders of 75% or more of the Registrable Securities, as the case may be. Any amendment, modification, extension or waiver effected in accordance with this Section 7.8 shall be binding on all Holders.

  10.9
  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

10.10	It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or non-compliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or non-compliance, or any acquiescence therein, or of any similar breach, default or non-compliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or non-compliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
10.11	The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
10.12
The rights established by Sections 7, 8 and 9 of this Agreement shall not apply to, and shall terminate upon, the effective date of the registration statement pertaining to the Company's Initial Public Offering and, in any event, shall terminate on the fifth anniversary of this Agreement.
10.13	All of the parties' rights and obligations under Section 6 of this Agreement shall terminate on the second anniversary of this Agreement.

SCHEDULE 1

HOLDER

Name and Address	No. of Shares of Common Stock

PART 2

INVESTORS

SCHEDULE 2

THE COMPANY'S WARRANTIES

        The Company represents and warrants to the Holders that, as of the date hereof, the statements contained in this Schedule 2 are true and correct.

1.    Due Organisation

  1.1
  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its respective businesses in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a [Material Adverse Effect] on the Company.

  1.2
  The Company has delivered to the Holders true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, each as amended. Such Certificate of Incorporation and Bylaws are collectively referred to as the "Company Charter Documents." The Company is not in violation of any Company Charter Documents.

2.    Capitalization

  2.1
  The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 10,773,500 shares were issued and outstanding as of September 30, 2002, and (ii) 5,000,000 shares of undesignated capital stock, par value $0.01 per share, none of which are issued and outstanding. There are no other outstanding shares of capital stock or voting securities of the Company.

  2.2
  The Company has reserved an aggregate of 5,999,500 shares of Common Stock for issuance under the Company employee and director benefit programs (collectively, the "Company Plans") and options to purchase 2,700,560 shares of Common Stock were issued and outstanding as of September 30, 2002.

  2.3
  All of the issued and outstanding shares of Company Stock are duly authorized, validly issued, fully paid, non-assessable and free of all pre-emptive rights.

  2.4
  Other than as contemplated by this Agreement or under the Company Plans, there are no other options, warrants, calls, rights, commitments or agreements to which Company is a party or by which Company is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

  2.5
  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding.

  2.6
  The Registrable Securities, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, non-assessable and free and clear of all pledges, liens, encumbrances and restrictions (other than those arising under federal or state securities or "blue sky" laws or as set forth herein or in the Purchase Agreements). The issuance of the Registrable Securities are not subject to any pre-emptive or other similar rights.

2

3.    Authorization; Validity of Obligations

  3.1
  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transaction contemplated thereby.

  3.2
  The execution and delivery of this Agreement and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company.

  3.3
  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Holders, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

4.    No Conflicts

  4.1
  Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, and any other documentation required by the Delaware General Corporation Law, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not:

4.1.1	conflict with, or result in a breach or violation of the Company's Charter Documents, or any resolution adopted by the board of directors of the Company;
4.1.2	conflict with, or result in a material default (or would constitute a material default but for any requirement of notice or lapse of time or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any document, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, mortgage, instrument of indebtedness, Encumbrance or other instrument to which the Company is a party by which the Company is bound or result in the creation or imposition of any Encumbrance on any of the Company's assets pursuant to (i) any Laws to which the Company or any of its assets is subject or (ii) any judgment, order, writ, injunction or decree of any court or Governmental Entity to which the Company is bound or any of its assets is subject, which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company;
4.1.3	result in termination or any impairment or material breach of any permit, license, franchise, contractual right or other authorization of the Company which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company; or
4.1.4	violate any Law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject or by which the Company is bound which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

3

5.    Conformity with Law; Litigation

  5.1
  Company has not violated any Laws or any order of any court or Governmental Entity, agency or instrumentality having jurisdiction over it—including, without limitation, equal employment and affirmative action requirements, Buy American Act/North American Free Trade Agreement/Israeli Trade Act/Balance of Payments Program requirements, Service Contract Act requirements, Walsh-Healy Public Contracts Act requirements, Drug-Free Workplace requirements, Anti-Kickback Act requirements, industrial and personnel security requirements, Export Administration Regulation requirements, personnel qualification requirements, which (i) affects or relates to this Agreement or the transactions contemplated hereby or (ii) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

  5.2
  There is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company as currently contemplated by the Company, any acquisition of property of the Company or the conduct of business by the Company as currently conducted.

  5.3
  There are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

6.    Absence of Certain Changes

  6.1
  Since September 30, 2002 the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, any material adverse change in the assets, business, financial condition or results of operations of the Company.

7.    Securities Law Issues

  7.1
  The offer and sale of the Registrable Securities by the Company to the several Holders in the manner contemplated by this Agreement and the Share Purchase Agreements will be exempt from the registration requirements of the Securities Act.

  7.2
  There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Conversion Stock or any security of the same class or series as the Conversion Stock.

8.    Reports and Financial Statements

  8.1
  The financial statements attached hereto have been prepared in accordance with generally accepted accounting practices in the United States applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of the unaudited Financial Statements, to normal year-end adjustments and the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of the Company as of

4

    the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of the Company for the periods presented therein.

9.    No Undisclosed Liabilities

  9.1
  Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practices and as disclosed in the Financial Statements, neither the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, (i) would be required to be reflected in the Company's financial statements, and (ii) individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse effect on the business of the Company.

        IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the day and year first above written.

COMPANY:
ACCPAC INTERNATIONAL, INC
a Delaware Corporation
By:

Name:

Title:

HOLDER
By:

Name:

Title:

5

ANNEX A-1

Rule 902.    Definitions.

  (k)
  U.S. Person.
  1.
  "U.S. person" means:
  i.
  Any natural person resident in the United States;
  ii.
  Any partnership or corporation organized or incorporated under the laws of the United States;
  iii.
  Any estate of which any executor or administrator is a U.S. person;
  iv.
  Any trust of which any trustee is a U.S. person;
  v.
  Any agency or branch of a foreign entity located in the United States;
  vi.
  Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
  vii.
  Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
  viii.
  Any partnership or corporation if:
  A.
  Organized or incorporated under the laws of any foreign jurisdiction; and
  B.
  Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
  2.
  The following are not "U.S. persons":
  i.
  Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;
  ii.
  Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:
  A.
  An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
  B.
  The estate is governed by foreign law;
  iii.
  Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;
  iv.
  An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;
  v.
  Any agency or branch of a U.S. person located outside the United States if:
  A.
  The agency or branch operates for valid business reasons; and
  B.
  The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

        The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

ANNEX A-2

Rule 501.    Definitions and Terms Used in Regulation D.

        As used in Regulation D, the following terms shall have the meaning indicated:

  a.
  Accredited investor. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

  1.
  Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

  2.
  Any private business development company as defined in Section 202(a)22 of the Investment Advisers Act of 1940;

  3.
  Any organization described in Section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

  4.
  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

  5.
  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

  6.
  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  7.
  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

  8.
  Any entity in which all of the equity owners are accredited investors.

ANNEX A-3

ACCPAC International, Inc.

LOCK-UP AGREEMENT

RBC Dain Rauscher Inc.
SoundView Technology Group
Adams Harkness & Hill
As Representatives of the Several Underwriters
c/o RBC Capital Markets
RBC Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, MN 55402

Ladies and Gentlemen:

        The undersigned understands that you will act as representatives for a group of underwriters (the "Underwriters") who propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with ACCPAC International, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters of Common Stock of the Company ("Common Stock") pursuant to the Company's Registration Statement on Form S-1, including a final prospectus relating to the Public Offering (the "Prospectus"), to be filed with the Securities and Exchange Commission.

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, the undersigned hereby agrees that he, she or it shall not, without the prior written consent of RBC Dain Rauscher Inc. on behalf of the Underwriters (which consent may be withheld in its sole discretion), directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired, for a period beginning from the date of execution of the Underwriting Agreement and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period").

        Notwithstanding the foregoing:

        (i)    the restrictions on transfer set forth above shall not apply to the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement;

        (ii)  the restrictions on transfer set forth above shall not apply to transactions in shares of Common Stock acquired in open-market transactions after completion of the Public Offering; and

        (ii)  if the undersigned is an individual, he or she may transfer shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for, Common Stock) by gift, will or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor); provided, however, that in any such case it shall be a condition to the transfer that (A) each transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for, Common

Stock) subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such shares of Common Stock (or any securities convertible into, or exercisable or exchangeable for, Common Stock), except in accordance with this Lock-Up Agreement, and (B) that each transferee certifies to RBC Dain Rauscher Inc. that such transferee is in compliance with the terms of this Lock-Up Agreement as if such transferee had been bound by this Lock-Up Agreement from the original date hereof.

        Furthermore, the undersigned hereby authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into, or exercisable or exchangeable for, Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer on such books and records with respect to such shares or securities.

        The undersigned further agrees, from the date hereof until the end of the Lock-Up Period, that the undersigned will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, without the prior written consent of RBC Dain Rauscher Inc.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

        The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Public Offering and in entering into underwriting arrangements with respect to the Public Offering.

Very truly yours,
Dated:	, 2002

Print Name:

Address:

DATED            DECEMBER, 2002

THE PERSON NAMED IN SCHEDULE 1

and

ACCPAC INTERNATIONAL, INC.

SHARE SALE AGREEMENT

THIS DOCUMENT IS NOT A PROSPECTUS UNDER IRISH LAW.
NO SECURITIES ARE BEING OFFERED TO THE PUBLIC WITHIN THE MEANING
OF THE IRISH COMPANIES ACTS 1963-2001

CONTENTS

		Page
1.	DEFINITIONS AND INTERPRETATION	1
2.	SALE AND PURCHASE	4
3.	CONSIDERATION	5
4.	COMPLETION	5
5.	WARRANTIES	5
6.	CONFIDENTIALITY	6
7.	RELEASE OF GUARANTEES AND INDEMNITIES	6
8.	COSTS	7
9.	NOTICES	7
10.	TERMINATION OF EXISTING AGREEMENTS	7
11.	GENERAL	8
SCHEDULE 1 Part 1 The Seller
SCHEDULE 2 Seller Warranties
SCHEDULE 3 Particulars of the Company
SCHEDULE 4 Completion Requirements
SCHEDULE 5 Deferred Consideration

Documents in the Agreed Form:

1.
Subscription and Registration Rights Agreement

2.
Put and Call Option Agreement

        AGREEMENT dated            December 2002

        PARTIES:

(1)
THE PERSON, whose details are set out in Part 1 of Schedule 1 (Seller)

(2)
ACCPAC INTERNATIONAL, INC. a Delaware Corporation whose principal place of business is at 6700 Koll Center, Parkway, Pleasanton, CA 94566 (Purchaser).

INTRODUCTION:

(A)
The Seller is the registered holder owner of the shares set out opposite his/its name in Schedule 1 in the capital of eWare Limited (Company).

(B)
The Seller is willing to sell such shares to the Purchaser, and the Purchaser is willing to purchase them, on the terms and subject to the conditions of this Agreement.

(C)
Details of the Company are set out in Schedule 3.

(D)
eWare (UK) Limited, eWare Inc., eWare GmbH, and eWare BV (the "Subsidiaries") are the only subsidiaries of the Company at the date of this Agreement.

        IT IS AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION

1.1
The following definitions apply in this Agreement:

    Additional SPAs means the Share Purchase Agreements in the same terms (save as to price, the number of shares being sold and the consideration payable) to this Agreement between the Purchaser and other holders of A Ordinary Shares, B Ordinary Shares and D Ordinary Shares in the capital of the Company;

    Agreed Form means, in relation to any document, the form of that document initialled for the purpose of identification by or on behalf of the Seller and the Purchaser's Solicitors;

    Agreement means this agreement including its schedules, appendices and attachments (if any);

    Available Cash means the cash on the Company's balance sheet as shown in the Completion Accounts;

    Business Day means a day (not being a Saturday or Sunday) when banks are open for general business in Dublin and San Francisco;

    Cash Consideration means the Initial Cash Consideration and the Relevant Percentage of the Deferred Cash Consideration;

    Companies Acts means the Companies Acts, 1963 to 2001 and all orders and regulations made thereunder or made under the European Communities Acts, 1972-1998 and intended to be construed as one with the Companies Acts, 1963 to 2001;

    Company's Solicitors means A&L Goodbody Solicitors, International Financial Services Centre, North Wall Quay, Dublin 1;

    Completion means the performance by the parties of the obligations (to the extent not previously waived in terms of this Agreement) assumed by them under clause 4 and Schedule 4;

    Completion Accounts means the profit and loss account and the balance sheet each as at the date of Completion prepared in accordance with the Management SPA;

    Confidential Information means (i) any information concerning the business, accounts, finances, contractual arrangements or intellectual property (whether owned or licensed) or other dealings, transactions, affairs or property of the Company or any of the Subsidiaries but does not include information which is trivial or obvious or otherwise clearly of a non-confidential nature or information which has become a matter of public knowledge (other than by reason of a breach of clause 6 or its unlawful disclosure by any person) and (ii) any information in respect of which an obligation of confidence is owed to any third party by the Company or any of the Subsidiaries;

    Consideration Stock means the amount of Purchaser Stock to be issued to the Seller as part of the consideration for the sale of the Shares as set out in Schedule 1;

    Default Rate means Euribor from time to time plus 2%;

    Deferred Cash Consideration means:

    Available Cash—(B-A)

    provided that if (B-A) is a negative figure it shall be disregarded.

      For the purposes of this definition

      "A" means the current assets of the Company at Completion after the deduction of Available Cash as shown in the Completion Accounts;

      "B" means the current liabilities of the Company at Completion as shown in the Completion Accounts;

    as dealt with under the provisions of Schedule 5;

    Encumbrance means and includes any interest or equity of any person (including, without limitation, any right to acquire, option, right of pre-emption or right of conversion) or any mortgage, charge, pledge, lien, assignment or any other encumbrance, priority or security interest or arrangement of whatever nature over or in the relevant property;

    Group means the Company and the Subsidiaries;

    Interest means interest (as well after as before judgment) at the rate in question accruing daily and compounded with rests on the last day of each calendar month;

    Initial Cash Consideration means the amount set out opposite the Seller's name in column 4 of Schedule I;

    Management Shareholders means Ivan McDonald, Alan Wyley and Gregory Casey;

    Management Shares means the C Ordinary Shares held by the Management Shareholders;

    Management SPA means the Share Purchase Agreement(s) between the Purchaser and the Management Shareholders for the purchase of the Management Shares in the Agreed Form;

    Purchaser's Solicitors means Matheson Ormsby Prentice of 30 Herbert Street, Dublin 2 or their successors in business or any other firm of solicitors appointed by the Purchaser for the purposes of this Agreement;

    Purchaser Stock shall mean common stock of $0.01 each in the capital of the Purchaser;

    Put and Call Option Agreement means the Put and Call Option Agreement in the Agreed Form;

    Related Company means, in relation to a company, any company which is a holding company of that company or a subsidiary of that company or of such holding company (and the expression Related Companies shall be construed accordingly);

2

    Release Agreements means in respect of each holder of A Ordinary Shares in the capital of the Company, an Additional SPA and in respect of each holder of options over shares in the Company a release of such options in a form acceptable to the Purchaser and Release Agreement shall mean each such agreement;

    Relevant Percentage means the percentage set out opposite the Seller's name in column 5 of Schedule 1;

    Remaining Shares means the shares in issue in the Company other than the Shares being transferred by the Seller hereunder and any A Ordinary Shares not held by the Seller;

    Shares means the shares in the share capital of the Company listed against the name of the Seller in column 2 of Part 1 of Schedule 1;

    Subscription Agreement means the Subscription and Registration Rights Agreement between the Purchaser and the Seller in the Agreed Form.

    Warranties means the warranties, contained or referred to in clause 5.1 and Schedule 2.

3

  1.2
  In this Agreement:

1.2.1	references to statutes or statutory provisions shall, unless otherwise specified, mean the laws of the Republic of Ireland. All references to statutes or statutory provisions shall include those statutes or statutory provisions as amended, extended, consolidated, re-enacted or replaced from time to time and any orders, regulations, instruments or other subordinate legislation made under them;
1.2.2	words and phrases defined in the Companies Acts (as amended) bear the same meanings, unless given a different meaning in this Agreement;
1.2.3
unless specified to the contrary, use of the singular is deemed to include the plural, use of any gender is deemed to include every gender and any reference to a person is deemed to include a corporation, a partnership and other body or entity; and (in each case) vice versa;
1.2.4
references to this Agreement or any other document shall, where appropriate, be construed as references to this Agreement or such other document as varied, supplemented, novated and/or replaced in any manner from time to time;
1.2.5	any reference to a document in the Agreed Form includes a reference to that document in its final executed form;
1.2.6
any reference to an agreement or contract includes an agreement, contract, deed, franchise, concession, licence or undertaking and any waiver or release (in each case whether written, oral, implied or arising by operation of law);
1.2.7	obligations and liabilities assumed by more than one person are assumed severally and not jointly;
1.2.8
references to any Irish (as the context may require) legal or accounting term for any action, remedy, method of judicial proceeding, legal or accounting document, legal or accounting status, insolvency proceeding, event of incapacity, legal or accounting status, court, governmental or administrative authority or agency, accounting body, official or any legal or accounting concept, practice or principle or thing shall in respect of any jurisdiction other than Ireland be deemed to include what most approximates in that jurisdiction to the Irish legal or accounting term concerned;
1.2.9	any undertaking by any of the parties not to do any act or thing shall be deemed to include an undertaking not to permit or suffer or assist the doing of that act or thing;
1.2.10	any reference to a time is to the time in London;
1.2.11	any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm;
1.2.12	the headings shall not affect interpretation.

2.    SALE AND PURCHASE

  2.1
  The Seller shall sell the number of Shares shown opposite his name in column (2) of Part 1 of Schedule 1 and the Purchaser shall purchase the Shares on the terms and subject to the conditions of this Agreement.

  2.2
  The Seller shall sell the Shares with full title guarantee.

  2.3
  The Seller shall sell the Shares with all rights now and in the future attaching to them.

4

  2.4
  The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares and all Remaining Shares is completed simultaneously in accordance with this Agreement. However, completion of the purchase of some of the Shares, the Remaining Shares will not affect the rights of the Purchaser with respect to the others.

  2.5
  The Seller waives any restrictions on transfer (including pre-emption rights) which may exist and hereby provides any and all necessary consents in relation to the transfer of Shares and the transfer of any shares in the Company under the Management SPA and the Additional SPAs and the Purchaser whether under the existing articles of association of the Company or otherwise.

  2.6
  For so long after Completion as he remains the registered holder of any of the Shares the Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and in particular the Seller shall exercise all voting rights as the Purchaser reasonably directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company. The Purchaser will use all reasonable endeavours to register the Shares in its name as soon as reasonably practicable following Completion.

3.    CONSIDERATION

  3.1
  The consideration for the Shares shall be the payment of the Cash Consideration in accordance with Clause 3.2 and the allotment and issue to the Seller of the Consideration Stock on Completion.

  3.2
  The Initial Cash Consideration for the Shares shall be paid by the Purchaser to the Company's Solicitors as agent for the Seller on Completion.

  3.3
  The Relevant Percentage of the Deferred Consideration shall be paid by the Purchaser in accordance with the provisions of Schedule 5;

  3.4
  The Consideration Stock shall be issued to the Seller subject to the terms and conditions set out in the Subscription Agreement.

4.    COMPLETION

  4.1
  Completion shall take place at the offices of the Purchaser's Solicitors immediately after the execution of this Agreement or at such later time or date as the Seller and the Purchaser may agree in writing.

  4.2
  On Completion the Seller and the Purchaser shall each comply with their obligations as set out in Schedule 4.

5.    WARRANTIES

  5.1
  The Seller warrants with the Purchaser in the terms of Schedule 2.

  5.2
  The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on the Warranties.

  5.3
  The Warranties are not subject to any qualification including any matter within the knowledge (actual, imputed or constructive) of the Purchaser or any of its advisers at Completion.

  5.4
  The Seller undertakes to the Purchaser that he will not seek to pursue any right, remedy or claim against the Company or any of the Subsidiaries or any of their respective officers as at the date hereof or employees which they or any of them may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or

5

    given to the Seller or any of his advisers or agents prior to the execution of this Agreement in connection with this Agreement, the Warranties, or any other document referred to in this Agreement. In any event, the Seller irrevocably undertakes to the Purchaser (for itself and trustee for each of such persons) to waive every such claim they may have against any of such persons save in the case of fraud or wilful concealment in respect of that person. The waiver in this Clause shall not apply to any business advisory fees or directors fees due to any Seller or its nominee.

  5.5
  The Seller shall in the event of any breach of any of the Warranties to pay to the Purchaser on demand a sum equal to the amount by which the value of the Shares is diminished by such breach.

  5.6
  Each of the Warranties shall be construed separately and none of the Warranties shall limit or govern the extent, application or construction of any other of the Warranties.

6.    CONFIDENTIALITY

  6.1
  The Seller undertakes to the Purchaser that he will not at any time after the date of this Agreement disclose to anyone or use for his own purposes or for any purposes except those of any company in the Group or through any failure to exercise all due care and diligence cause any unauthorised disclosure of any Confidential Information which he possesses prior to Completion.

  6.2
  Despite clause 6.1, the Seller may disclose Confidential Information:

6.2.1	to his professional advisers solely for the purpose of taking advice on matters concerning this Agreement in which case the Seller shall ensure that such professional advisers are aware of the confidential nature of the information and shall use their best endeavours to procure that such advisers keep such information confidential on terms equivalent to this clause;
6.2.2	to the extent required by law, or by any regulatory authority to which any of the Seller may be subject.
  6.3
  The Seller will on demand made by the Purchaser at any time after Completion deliver up or cause to be delivered up to the Purchaser, or destroy or erase or cause to be destroyed or erased at the Purchaser's direction, all Confidential Information relating to any intellectual property of the Company including any source codes and any designs, in each case being in the custody, control or possession of the Seller provided that the Seller shall be entitled to retain confidential internal analyses relating to the Seller's investment decision concerning the Company and records prepared by the Seller which are required to be retained pursuant to: (i) applicable money laundering or insider dealing legislation; and (ii) applicable record keeping obligations under Chapter 7 of the Conduct of Business Rules section of the FSA handbook or other relevant regulatory requirements, subject always to the Seller's continuing obligation to keep any such materials confidential under this Agreement. The Seller shall be entitled to furnish financial reports to affiliates including in the case of a Seller which is the general partner of an investment fund to participants in such fund, subject to the execution by any such affiliate of a written non-disclosure agreement..

7.    RELEASE OF GUARANTEES AND INDEMNITIES

  7.1
  The Seller hereby releases or shall procure the release of the Company and the subsidiaries on Completion from any and all guarantees, indemnities, collateral securities and letters of comfort which the Company or any of its subsidiaries has given (whether alone or jointly with

6

    others) in respect of any obligations of the Seller or, if the Seller is a corporate entity, on behalf of any entity controlling, or controlled by or under common control with such Seller or, if the Seller is a natural person, on behalf of a spouse, child or other member of the immediate family of such Seller (Associates).

8.    COSTS

  8.1
  Each party shall pay the costs and expenses incurred by that party in the preparation, negotiation and implementation of this Agreement and the documents referred to in this Agreement. The Purchaser shall bear any stamp duty payable on the transfer of the Shares.

  8.2
  The Seller shall bear the professional fees incurred on behalf of the Company and all sellers of shares in the Company as set out in Schedule 5 which will be paid in accordance with the provisions of that Schedule.

9.    NOTICES

  9.1
  Every notice given or required to be given under this Agreement (Notice) shall be in writing. A Notice shall be served on a party at the address of that party set out in this Agreement or at such other address within the country of that party's address set out in this Agreement as that party shall have notified to the other parties in accordance with this clause.

  9.2
  Every Notice shall be sent by courier, or by first class recorded delivery post (if within the Republic of Ireland), or by prepaid airmail (if elsewhere), or by facsimile transmission. A Notice addressed to a corporation shall be marked for the attention of its chief executive (or equivalent officer). To be valid a Notice must be despatched on a Business Day.

  9.3
  A Notice shall be deemed to be served, if by courier, at the time of delivery and, if posted, at 10.00 a.m. on the second Business Day after the day it was put in the post if sent within the Republic of Ireland or at 10.00 a.m. (local time at the place of destination) on the fifth Business Day after the day it was put in the post if sent by airmail. If sent by facsimile transmission it shall be deemed to be served at the expiration of two hours after the time of despatch, if despatched before 3.00 p.m. (local time to the sender), and in any other case at 10.00 a.m. (local time to the sender) on the first Business Day after the date of despatch.

  9.4
  In proving service of a Notice it shall be sufficient to prove that delivery was made or that the envelope containing the Notice was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that the sender's facsimile transmission report confirmed receipt.

  9.5
  A Notice given to the Seller shall not constitute notice to the Seller and any notice to the Seller shall only be effective to the extent that it is served on Seller in accordance with the provisions of this Clause 9.

10.  TERMINATION OF EXISTING AGREEMENTS

  The Seller hereby terminates and agrees to terminate all arrangements and agreements with the Company and hereby waives all and any rights and entitlements thereunder including in particular (if relevant) the Tax Deed dated 3rd August, 2000, the Subscription and Shareholder Agreement dated 3rd August, 2000 if a party thereto and further agrees to terminate a Put and Call Option Agreement between the Seller and Brookheim Limited in relation to A Ordinary Shares in the Company, if a party to such an agreement.

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11.  GENERAL

11.1	Subject to clause 11.2 none of the rights or obligations of a party under this Agreement may be assigned or transferred without the prior written consent of the other parties.
11.2	The Purchaser may at any time freely assign all or any part of its rights and benefits under this Agreement, and any cause of action arising under or in respect of any of them, to any transferee of the whole or any part of the ("Transferee") who may enforce the assigned rights, benefits and/or causes of action as if the Transferee had also been named in this Agreement as the Purchaser, but in relation to the Transferee's own loss and/or interests as beneficial owners of the Shares.
11.3	This Agreement is binding on and shall apply for the benefit of the parties' personal representatives, successors in title and permitted assignees.
11.4	This Agreement and the documents referred to in it constitute the entire agreement between the parties relating to their subject matter, and supersede all previous agreements between the parties relating to that subject matter. There shall be deemed to be comprised in this Agreement all letters and acknowledgements exchanged between the parties contemporaneously with and expressed to be ancillary to this Agreement.
11.5	Any variation or waiver of any of the terms of this Agreement shall not be binding unless set out in writing, expressed to amend this Agreement and signed by or on behalf of each of the parties.
11.6	This Agreement shall be governed by the laws of England and the parties submit or at the discretion of the claimant to either (i) the Courts of England, or (ii) the Courts of the jurisdiction where the defendant is domiciled. Each of the parties hereby irrevocably agrees that in the event that it is a defendant in any such action it will submit to the exclusive jurisdiction of the court chosen by the claimant in accordance with this clause.
11.7	If any provision of this Agreement, or any part of a provision of this Agreement, is found to be illegal, invalid or unenforceable the remaining provisions, or the remainder of the provision concerned, shall continue in effect.
11.8	A failure or delay in enforcing compliance with any term of this Agreement shall not be a waiver of that or any other term of this Agreement.
11.9	Each party confirms that, in agreeing to enter into this Agreement, that party has not relied on any representation, warranty, collateral contract or other assurance except those set out in this Agreement. To the extent any previous representation, warranty, collateral contract or assurance was made to or with a party that party waives all rights and remedies in respect of it.
11.10	All obligations of the parties shall continue in full force and effect after Completion, except for any obligations then already fully performed.
11.11	The express rights and remedies provided in this Agreement do not exclude any other rights or remedies provided by law, except to the extent that the rights and remedies of a party are expressly excluded or restricted by the terms of this Agreement.
11.12	Any payment made to the Company's Solicitors as agent for the Seller pursuant to the terms of this Agreement shall be deemed to be made to the Seller (or the other persons entitled to the payment, if any). Such payment shall be in complete satisfaction of the Purchaser's obligation to make the relevant payment to the persons entitled to it and the Purchaser shall not be responsible for seeing how those moneys are applied.
11.13	If any sum payable under the terms of this Agreement, or any other document referred to in this Agreement, is not paid when due then the party in default shall pay to the party entitled to receive payment Interest on the unpaid sum at the Default Rate from the date or last date for payment of the unpaid sum to the date of actual payment (both dates inclusive). Such interest shall be paid on demand by the party entitled to payment.

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11.14	The parties shall not make any announcement of this transaction or disclose any term of this Agreement, or of any document referred to in this Agreement, without the prior written approval of the other parties except to the extent that such information is already lawfully in the public domain. Despite the above, a party shall be entitled to make any announcement or disclosure which is imposed on that party by law or by the rules of any regulatory body to which that party is subject or intends at the date hereof to become subject, and the Purchaser shall be entitled to issue a press release announcing the transaction but excluding any details of consideration. Any press release mentioning any party shall be agreed in advance by that party.
11.15	This Agreement may be executed in any number of counterparts and all the counterparts when taken together will constitute one agreement. Each party may enter into this Agreement by executing a counterpart.
11.16	Each party shall execute such further documents and perform and do such further acts and things following Completion as any of the other parties may reasonably request in writing in order to vest title in the Shares in the Purchaser. The costs and expenses incurred in carrying out any such request will be paid by the party or parties making the request.
11.17	The Seller irrevocably appoints A & L Goodbody Solicitors, having its office at Augustine House, Austin Friars, London EC2N 2HA marked for the urgent attention of the partner in charge, and any successor in business, and each of its partners from time to time his agent to accept service of all proceedings arising out of or connected with this Agreement or any document entered into pursuant to this Agreement. Without prejudice to the effectiveness of the service on the process agent as aforesaid, a copy of the proceedings shall be sent to A&L Goodbody, Solicitors, North Wall Quay, International Financial Services Centre, Dublin 1 marked for the attention of John Olden.
11.18	Each individual signing this Agreement on behalf of a party represents that he has been fully empowered by that party to execute this Agreement, that all necessary action to authorise execution of this Agreement by him has been taken by such party, that the party on whose behalf he executes this Agreement has full authority, power and capacity to enter into this Agreement and that all necessary actions have been taken to enable that party lawfully to enter into this Agreement.
11.19	Unless otherwise expressly stated all payments under this Agreement shall be made in US Dollars.
11.20	Unless expressly provided in this Agreement, no provision of this Agreement is enforceable pursuant to the UK Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

        EXECUTED by the parties as a deed on the date specified at the beginning of this Agreement.

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SCHEDULE 1

The Seller

(1)	(2)	(3)	(4)	(5)
Name and address	Number and class of ordinary shares	Number of Consideration Stock	Initial Cash Consideration to be paid on Completion US$	Relevant Percentage of Deferred Cash Consideration under the provisions of Schedule 5

SCHEDULE 2

Seller Warranties

1.    Share Capital

  1.1
  Ownership of Shares

    The Shares are beneficially owned by the Seller free from any Encumbrances whatsoever and the Seller is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from any Encumbrance on the terms of the Agreement.

  1.2
  Shares Fully Paid Up

    The Shares are fully paid up.

  1.3
  Rights of Option

    The Seller does not have the right (whether actual or contingent) to call for the issue, allotment or transfer of any share or loan capital of the Company under any option or other agreement, arrangement or commitment and no person has claimed to be entitled to any of the foregoing.

2.    Capacity and Authority of Seller

  2.1
  Power of Seller

    The Seller has full power and authority to enter into, perform and comply with his/its obligations under this Agreement and any other agreement which it is required to enter into hereunder and this Agreement constitutes and any such other agreements when executed will constitute valid, legally binding and enforceable obligations on the Seller which is a party thereto in accordance with its or their respective terms.

  2.2
  Compliance by Seller

    The entry into, performance of or compliance by the Seller with his/its obligations under this Agreement and any document entered into pursuant to this Agreement will not:

2.2.1	constitute a breach of any agreement or instrument to which he/it is a party or which is binding on him/it or over his/its assets; nor
2.2.2	result in the existence of, or oblige it to create any security over those assets.

2.3  No Litigation Pending

  No proceedings are current, pending or so far as the Seller is aware threatened to restrain (or which would have the effect of so restraining) the entry into, performance of, compliance with and enforcement of any of the obligations of the Seller hereunder.

SCHEDULE 3

Particulars of the Company

  1.
  Registered Number:

  2.
  Place of Incorporation:

  3.
  Date of Incorporation:

  4.
  Type of company:

  5.
  Registered office:

  6.
  Directors:

  7.
  Secretary:

SCHEDULE 4

Completion Requirements

        On Completion the Seller will comply with the following requirements:

  1
  The Seller shall deliver to the Purchaser's Solicitors (or as the Purchaser may otherwise direct):

  1.1
  transfers of the Shares duly executed by the registered holders of such shares in favour of the Purchaser or its nominees together with the respective share certificates (or an indemnity in such form as the Purchaser shall reasonably require in relation to any missing certificates);

  1.2
  the Subscription Agreement, the Put and Call Option Agreement if the Seller is entering into it, and the relevant shareholder's questionnaire duly executed by the Seller;

  2
  The Seller shall repay and shall procure his/its Associates repay all moneys then owing by any of them to the Company or any of the subsidiaries whether due for payment or not.

  3
  On completion the Purchaser will comply with the following requirements:

3.1.1	remit by bank electronic transfer to the Company's Solicitors' USD account the Initial Cash Consideration.
3.1.2
deliver to the Company's Solicitors as agent for the Seller definitive share certificates in respect of the Consideration Stock required to be issued pursuant to clause 3.4 and the Subscription Agreement;
3.1.3
execute and deliver counterparts of the Subscription Agreement and the Put and Call Option Agreement if such agreement has been executed by the Seller on or prior to Completion, and deliver them to the Company's Solicitors as agent for the Seller.

SCHEDULE 5

Deferred Consideration

1.
Within 10 Business Days of the determination of the Completion Accounts in accordance with Schedule 6 of the Management SPA, the Purchaser shall allocate €400,000 (and in the event that the Deferred Consideration is less than €400,000, shall allocate such lesser amount) from its working capital account (Reserve Fund) which is to be applied in accordance with Clause 2 below and as to the balance of the Deferred Consideration (if any) shall be allocated by the Purchaser from its working capital account (Release Fund) which is to be applied in accordance with Clause 3 below. For the purposes of this Schedule, allocated means that the Purchaser shall keep funds available to discharge the Release Fund and/or Reserve Fund but shall not be obliged to transfer such monies to a separate bank account.

2.
Reserve Fund
2.1
The monies in the Reserve Fund shall be used:

2.1.1	to pay the legal and audit fees and costs (including any taxes thereon) incurred by the Company and the sellers and the Remaining Sellers in connection with the sale of shares in the Company to the Purchaser, being the fees and expenses together with any taxes payable thereon (including VAT) payable to A & L Goodbody, Solicitors, BCM Hanby Wallace, Solicitors, KPMG Auditors and Accountants, McClay Murray Spens, Solicitors; Dickstein Shapiro Morin and Oshinsky LLP, Cooley & Co and BDO Simpson Xavier (together the Professional Advisers); and
2.1.2
to pay up to a maximum amount of €50,000 to those employees who were granted options or to whom the Company agreed to grant options in 1999 (which options now have value) the cash value of such options as agreed between the Sellers on behalf of the Company and the Option Holder, in consideration of the release of such options (in a form acceptable to the Purchaser) by the respective employees.
  2.2
  The Purchaser shall forthwith on receipt of an invoice from a Professional Adviser (duly approved by Management Shareholders) pay out of the Reserve Fund the amount due on foot of such invoice to such Professional Adviser and shall at the same time confirm such payment to the Company and to the Management Shareholders. Any remaining balance (if any) after all professional fees and costs due to the Professional Advisors have been discharged and shall be reallocated to the Release Fund provided that in no case shall the Purchaser have any liability in excess of the Reserve Fund.

    The Purchaser shall release to the Company's Solicitors as agents for the Sellers such monies from the Release Fund at the end of each Applicable Period calculated as follows:

  3.
    A
    ×    B
          C

      Where:

      A is equal to the amount in the Release Fund following determination of the Completion Accounts,

      B is the number of Release Agreements received by the Purchaser during the Applicable Period; and

      C is the number of outstanding Release Agreements at Completion

    For the purposes of B the Applicable Period shall:

    (i)
    first be the period from Completion to the date of determination of the Completion Accounts; and

    (ii)
    then the period to the end of that calendar Quarter and thereafter each succeeding calendar Quarter (being quarter ended 31st March, 30th June, 30th September and 31st December in each year).

    and the Relevant Percentage of the amount paid to the Company's Solicitors as agent for the Seller pursuant to this Schedule shall be discharged to the Seller.

  4.
  The payments due to the non-executive directors as approved at the board meeting on 16th December, 2002 and accrued in the Completion Accounts, will not be paid until all the Release Agreements have been received.

SELLER:
By:

Name:

Title:

PURCHASER:
ACCPAC INTERNATIONAL, INC
a Delaware Corporation
By:

Name:

Title:

QuickLinks

  Exhibit 4.2
SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT
SCHEDULE 1 HOLDER
PART 2 INVESTORS
SCHEDULE 2 THE COMPANY'S WARRANTIES
  ANNEX A-1
  Rule 902. Definitions.
  ANNEX A-2
  Rule 501. Definitions and Terms Used in Regulation D.
  ANNEX A-3
ACCPAC International, Inc. LOCK-UP AGREEMENT
DATED DECEMBER, 2002 THE PERSON NAMED IN SCHEDULE 1 and ACCPAC INTERNATIONAL, INC.
CONTENTS
SCHEDULE 1 The Seller
SCHEDULE 2 Seller Warranties
SCHEDULE 3 Particulars of the Company
SCHEDULE 4 Completion Requirements
SCHEDULE 5 Deferred Consideration